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                                                                   EXHIBIT 10.36
                                2006-1 AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
                     (ADOPTED EFFECTIVE AS OF JUNE 23, 1999)
                            ------------------------

         This 2006-1 Amendment to the STEELCASE INC. NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN ("Plan") is adopted by Steelcase Inc. ("Employer"). The amendment is effective as of January 1, 2005, except as otherwise indicated.

         Pursuant to Section 6.8 of the Plan, Employer amends the Plan as follows:

                                       A.

         Section 1.6 is amended as follows:

         "Election Period" means the period designated by the Administrative Committee before each Plan Year during which elections under Article III must be made with respect to that Plan Year. For a new Participant, the Election Period means the first 30 days of participation in the Plan. For all other Participants, the Election Period shall end no later than December 31 of the calendar year preceding the first day of the Plan Year.

                                       B.

         Section 3.3 is amended as follows:

         3.3 Initial and Subsequent Election Periods. Any elections made pursuant to Sections 3.1 and 3.2 by a new Participant during the Participant's initial Election Period shall apply only to Director's Fees earned for the remainder of the Plan Year following the date of the election. Elections are irrevocable after December 31 of the calendar year preceding the first day of the Plan Year for which they are in effect. Elections shall remain in effect for all subsequent Plan Years unless a new election is made during a subsequent Election Period.

                                       C.

         Section 5.2 is amended as follows:

         5.2 Form of Payment. The Participant may elect the period over which the balance in his or her Deferral Account shall be paid by the Company to the Participant (or to his or her Beneficiary, in the event of the Participant's death) from among the following:

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                  (a)      one lump sum, or

                  (b)      annual installment payments over five years, or

                  (c)      annual installment payments over ten years.

         The Participant's election with respect to Directors Fees earned prior to January 1, 2005 must be made prior to the Plan Year during which the Participant ceases to be a Board Member. The Participant's election with respect to Directors Fees earned on or after January 1, 2005 must be made prior to the December 31st preceding the first day of the Plan Year during which such Directors Fees are earned. Any election made after the dates set forth in the preceding two sections shall not be effective.

         In the event the Participant fails to timely elect the form of payment, his or her Deferral Account balance shall be paid in one lump sum. The benefit of a Participant who has elected an installment payment option and dies after beginning to receive installment payments shall continue to be paid to the Participant's Beneficiary in such installments. The Participant may designate a form of payment for death benefits to be paid in the event the Participant dies before benefits to him or her begin that is different than the election for the payments to be made during the Participant's lifetime.

                                       D.

         A new Section 6.12 is added as follows:

         6.12 American Jobs Creation Act of 2004. Notwithstanding any provisions of the Plan to the contrary, the Plan will be operated in compliance with Internal Revenue Code Section 409A with respect to amounts treated as deferred on or after January 1, 2005.

                                       E.

         In all other respects, the Plan is unchanged.

         IN WITNESS OF WHICH, Employer executes this 2006-1 Amendment to the
Plan.


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                                         STEELCASE INC.


Dated: January 20, 2005                  By  /s/ Nancy W. Hickey
                                             --------------------------------
                                             Nancy W. Hickey

                                             Its Senior Vice President, Chief
                                             Administrative Officer


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